Exhibit 99.1

AMSC Reports Third Quarter Fiscal Year 2025 Financial Results and Business Outlook

Third Quarter Financial Highlights:

• Increased Revenue by Over 20% Year Over Year to More than $74 Million

• Achieved Gross Margin Greater than 30%

• Reported Record Profitability Driven by a Discrete Tax Benefit Reflecting our Strengthened Financial Position

Company to host conference call tomorrow, February 5th, at 10:00 am ET

Ayer, MA – February 4, 2026 – AMSC (Nasdaq: AMSC), a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™ and protect and expand the capability and resiliency of our Navy’s fleet, today reported financial results for its third quarter ended December 31, 2025 of fiscal year 2025.

Revenues for the third quarter of fiscal 2025 were $74.5 million compared with $61.4 million for the same period of fiscal 2024. The year-over-year increase was driven by organic growth and the acquisition of Comtrafo, which closed on December 5, 2025, contributing partial results from the final weeks of the quarter.

Our third quarter fiscal 2025 net income and non-GAAP net income include a $113.1 million tax benefit related to the release of a valuation allowance on a deferred tax asset.  Given this discrete tax benefit, AMSC’s net income for the third quarter of fiscal 2025 was $117.8 million, or $2.68 per share, compared to $2.5 million, or $0.07 per share, for the same period of fiscal 2024. The Company’s non-GAAP net income for the third quarter of fiscal 2025 was $123.5 million, or $2.81 per share, compared with a non-GAAP net income of $6.0 million, or $0.16 per share, in the same period of fiscal 2024. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, and restricted cash on December 31, 2025, totaled $147.1 million, compared with $85.4 million at March 31, 2025.

"AMSC delivered an outstanding third quarter," said Daniel P. McGahn, Chairman, President, and CEO, AMSC. "We grew revenue by more than 20% year-over-year, and marked our sixth consecutive quarter of profitability and our tenth of non-GAAP profitability. Reflecting our shift to profitability, we also recorded a tax benefit event this quarter. Again, gross margin exceeded 30% and we ended the quarter with over $145 million in cash after completing the acquisition of Comtrafo. Strong market demand drove bookings resulting in a robust 12-month backlog of over $250 million. Revenue through the past nine months nearly matches our total revenue for the entire prior fiscal year, highlighting our company's financial and end-market momentum."

AMSC Reports Q3 FY25 Results	Page 2

Business Outlook

For the fourth quarter ending March 31, 2026, AMSC expects that its revenues will exceed $80.0 million. The Company’s net income for the fourth quarter of fiscal 2025 is expected to exceed $3.0 million, or $0.07 per share. The Company's non-GAAP net income (as defined below) is expected to exceed $8.0 million, or $0.17 per share.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, February 5, 2026, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at https://ir.amsc.com. The live call can be accessed by dialing 1-844-481-2802 or 1-412-317-0675 and asking to join the AMSC call. A replay of the call may be accessed 2 hours following the call by dialing 1-855-669-9658 and using conference passcode 1797046.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance.  Through its Marinetec™ Solutions, AMSC provides ship protection systems and is developing propulsion and power management solutions designed to help fleets increase system efficiencies, enhance power quality and boost operational safety. Through its Windtecc™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are enhancing the performance and reliability of power networks, increasing the operational safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, American Superconductor, D-VAR, D-VAR VVO, Gridtec, Marinetec, Windtec, Neeltran, NEPSI, NWL, Smarter, Cleaner … Better Energy, and Orchestrate the Rhythm and Harmony of Power on the Grid are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q3 FY25 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding execution of our goals and strategies, including backlog; expectations regarding the fourth quarter of fiscal 2025; our expected GAAP and non-GAAP financial results for the quarter ending March 31, 2026; and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: We have not been historically profitable, which may recur in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; While we generated positive operating cash flow in fiscal 2024 and the prior year, we have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; Changes in exchange rates could adversely affect our results of operations; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We may be required to issue performance bonds, which restricts our ability to access any cash used as collateral for the bonds; We may not realize all of the sales expected from our backlog of orders and contracts; If we fail to implement our business strategy successfully, our financial performance could be harmed; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Our contracts with the U.S. and Canadian governments are subject to audit, modification or termination by such governments and include certain other provisions in favor of the governments. The continued funding of such contracts may remain subject to annual legislative appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; Changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; Our business and operations may be materially adversely impacted in the event of a failure or security breach of our or any critical third parties' IT Systems or Confidential Information; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; A significant portion of our Wind segment revenues are derived from a single customer. If this customer’s business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow; We or third parties on whom we depend may be adversely affected by natural disasters, including events resulting from climate change, and our business continuity and disaster recovery plans may not adequately protect us or our value chain from such events; Uncertainty surrounding our prospects and financial condition may have an adverse effect on our customer and supplier relationships; Pandemics, epidemics, or other public health crises may adversely impact our business, financial condition and results of operations; Adverse changes in domestic and global economic conditions could adversely affect our operating results; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Our products face competition, which could limit our ability to acquire or retain customers; We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Industry consolidation could result in more powerful competitors and fewer customers; Our success could depend upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our REG products may not develop; Increasing focus and scrutiny on environmental sustainability and social initiatives could adversely impact our business and financial results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; Lower prices for other energy sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful or long-term protection for our technology, which could result in us losing some or all of our market position; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; Our common stock has experienced, and may continue to experience, market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; Unfavorable results of legal proceedings could have a material adverse effect on our business, operating results and financial condition and the other important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2025, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q3 FY25 Results	Page 4

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues
Grid	$63,187	$52,306	$177,616	$131,578
Wind	11,342	9,097	35,133	24,585
Total revenues	74,529	61,403	212,749	156,163

Cost of revenues	51,677	45,077	144,970	112,000

Gross margin	22,852	16,326	67,779	44,163

Operating expenses:
Research and development	3,543	3,000	11,577	7,932
Selling, general and administrative	15,440	11,567	43,051	30,990
Amortization of acquisition-related intangibles	510	444	1,184	1,289
Change in fair value of contingent consideration	—	—	—	6,682
Total operating expenses	19,493	15,011	55,812	46,893

Operating income (loss)	3,359	1,315	11,967	(2,730)

Interest income, net	1,997	802	5,198	2,901
Other (expense)/income, net	77	272	57	(214)
Income (loss) before income tax benefit	5,433	2,389	17,222	(43)

Income tax benefit	(112,373)	(76)	(112,058)	(4,871)

Net income	$117,806	$2,465	$129,280	$4,828

Net income per share of common stock
Basic	$2.68	$0.07	$3.08	$0.13
Diluted	$2.62	$0.06	$3.01	$0.13

Weighted average number of common shares outstanding
Basic	43,957	37,661	42,036	36,766
Diluted	44,939	38,463	42,975	37,457

AMSC Reports Q3 FY25 Results	Page 5

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2025	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$141,072	$79,494
Accounts receivable, net	62,581	46,186
Inventory, net	105,408	71,169
Prepaid expenses and other current assets	13,181	8,055
Restricted cash	2,751	1,613
Total current assets	324,993	206,517

Property, plant and equipment, net	87,451	38,572
Intangibles, net	13,852	5,916
Right-of-use assets	3,655	3,829
Goodwill	166,373	48,164
Restricted cash	3,288	4,274
Deferred tax assets	117,342	1,178
Equity-method investments	1,561	1,113
Other assets	1,019	958
Total assets	$719,534	$310,521

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$46,602	$32,282
Lease liability, current portion	1,078	685
Debt, current portion	1,621	—
Deferred revenue, current portion	72,659	66,797
Total current liabilities	121,960	99,764

Deferred revenue, long term portion	16,704	9,336
Lease liability, long term portion	2,560	2,684
Deferred tax liabilities	—	1,595
Debt, long-term portion	6,124	—
Contingent consideration	34,737	—
Other liabilities	613	28
Total liabilities	182,698	113,407

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 48,015,636 and 39,887,536 shares issued and 47,612,285 and 39,484,185 shares outstanding at December 31, 2025 and March 31, 2025, respectively	480	399
Additional paid-in capital	1,475,792	1,259,540
Treasury stock, at cost, 403,351 at December 31, 2025 and March 31, 2025	(3,765)	(3,765)
Accumulated other comprehensive income (loss)	(4,326)	1,565
Accumulated deficit	(931,345)	(1,060,625)
Total stockholders' equity	536,836	197,114
Total liabilities and stockholders' equity	$719,534	$310,521

AMSC Reports Q3 FY25 Results	Page 6

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended December 31,
	2025	2024
Cash flows from operating activities:

Net income	$129,280	$4,828
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	4,184	3,984
Stock-based compensation expense	12,114	4,933
Provision for excess and obsolete inventory	2,162	1,186
Amortization of operating lease right-of-use assets	825	753
Deferred income taxes	(113,769)	(5,171)
Earnings from equity method investments	(449)	(152)
Change in fair value of contingent consideration	—	6,682
Other non-cash items	97	(177)
Changes in operating asset and liability accounts:
Accounts receivable	(12,462)	(1,650)
Inventory	(8,824)	(10,836)
Prepaid expenses and other assets	1,581	(1,658)
Operating leases	(381)	(1,531)
Accounts payable and accrued expenses	5,972	118
Deferred revenue	(6,469)	20,686
Net cash provided by operating activities	13,861	21,995

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,099)	(1,376)
Cash paid for acquisition, net of cash acquired	(72,096)	(29,577)
Change in other assets	(75)	167
Cash paid to settle Megatran contingent consideration liability	—	(3,278)
Net cash used in investing activities	(75,270)	(34,064)

Cash flows from financing activities:
Repurchase of treasury stock	—	(126)
Repayment of debt	(883)	(25)
Employee taxes paid related to net settlement of equity awards	—	(148)
Proceeds from exercise of employee stock options and ESPP	242	157
Proceeds from public equity offering, net of offering expenses	124,501	—
Net cash provided by (used in) financing activities	123,859	(142)

Effect of exchange rate changes on cash	(720)	(29)

Net increase (decrease) in cash, cash equivalents and restricted cash	61,730	(12,240)
Cash, cash equivalents and restricted cash at beginning of period	85,381	92,280
Cash, cash equivalents and restricted cash at end of period	$147,111	$80,040

AMSC Reports Q3 FY25 Results	Page 7

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Net income	$117,806	$2,465	$129,280	$4,828
Stock-based compensation	3,822	2,861	12,114	4,933
Acquisition costs	1,286	15	1,285	1,095
Amortization of acquisition-related intangibles	618	706	1,292	1,727
Change in fair value of contingent consideration	—	—	—	6,682
Non-GAAP net income	$123,532	$6,047	$143,971	$19,265

Non-GAAP net income per share - basic	$2.81	$0.16	$3.42	$0.52
Non-GAAP net income per share - diluted	$2.75	$0.16	$3.35	$0.51
Weighted average shares outstanding - basic	43,957	37,661	42,036	36,766
Weighted average shares outstanding - diluted	44,939	38,463	42,975	37,457

Reconciliation of Forecast GAAP Net Income to Non-GAAP Net Income

(In millions, except per share data)

Three Months Ending
March 31, 2026
Net income	$3.0
Stock-based compensation	3.9
Amortization of acquisition-related intangibles	1.1
Non-GAAP net income	$8.0
Non-GAAP net income per share	$0.17
Shares outstanding	45.9

AMSC Reports Q3 FY25 Results	Page 8

Note: Non-GAAP net income is defined by the Company as net income before stock-based compensation; acquisition costs; amortization of acquisition-related intangibles; change in fair value of contingent consideration, other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net income and non-GAAP net income per share assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. Actual GAAP and non-GAAP net income for the fiscal quarter ending March 31, 2026, including the above adjustments, may differ materially from those forecasted in the table above. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measure included in this release, however, should be considered in addition to, and not as a substitute for or superior to, net income or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net income is set forth in the table above.

Contacts:

AMSC Director, Communications:

Nicol Golez

978-399-8344

Nicol.Golez@amsc.com

Investor Relations:

Carolyn Capaccio

Phone: (212) 838-3777

amscIR@allianceadvisors.com

Public Relations:

Joe Luongo

(914) 906-5903

jluongo@rooneypartners.com